EXHIBIT 23.1

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement pertaining to the Arch Coal, Inc. Deferred Compensation Plan of our report dated January 16, 1997 (except with respect to the matter discussed in Note 11 as to which the date is April 4,
1997), with respect to the consolidated financial statements and schedules of Arch Coal, Inc. and subsidiaries included in the Annual Report (Form 10-K) for the year ended December 31, 1997, filed with the Securities and Exchange Commission.





                                                    /s/ ARTHUR ANDERSEN LLP



St. Louis, Missouri
November 30, 1998